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                                   Exhibit 11
                              HUBBELL INCORPORATED
                       Computation of Earnings Per Share
                    (in thousands, except per share amounts)


                                                                Three Months Ended                    Nine Months Ended
                                                                   September 30,                         September 30,
                                                           ----------------------------         -------------------------------

                                                             1994                1993             1994                   1993
                                                           --------            --------         --------               --------
Net Income                                                  $27,289             $23,388          $78,076                $72,424
                                                            =======             =======          =======                =======

Weighted average number
 of common shares outstanding
 during the year                                             31,333              31,211           31,310                 31,202

Common equivalent shares                                        388                 434              407                    432
                                                            -------             -------          -------                -------

Average number of shares
 outstanding                                                 31,721              31,645           31,717                 31,634
                                                            =======             =======          =======                =======

Earnings per share                                            $0.86               $0.74            $2.46                  $2.29
                                                            =======             =======          =======                =======
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